Exhibit 99.1

MILLENNIAL MEDIA REPORTS 2013 SECOND QUARTER RESULTS

Baltimore, Maryland - August, 13, 2013 - Millennial Media, Inc. (NYSE: MM), the independent leader in mobile advertising, today reported financial results for the second quarter ended June 30, 2013. Please also refer to our earlier announcement of our acquisition of Jumptap.

Financial Results and Business Highlights for the Second Quarter of 2013

Revenue: For the second quarter of 2013, revenue increased to $57 million from $39.4 million for the second quarter of 2012, a year over year increase of 45%.

Gross Margin: For the second quarter of 2013, gross margin improved to 42.4% from gross margin of 39.7% for the second quarter of 2012.

Net Income (Loss): For the second quarter of 2013, net income (loss), on a GAAP basis, was $(3.1) million, compared to net income (loss) of $(2.2) million for the second quarter of 2012.

Adjusted EBITDA: For the second quarter of 2013, adjusted EBITDA, a non-GAAP financial measure, was $1.9 million compared to adjusted EBITDA (loss) of $(731) thousand for the second quarter of 2012.

Net Income (Loss) Per Share Attributable to Common Stockholders: For the second quarter of 2013, on a GAAP basis, basic and diluted net income (loss) per share attributable to common stockholders was $(0.04), compared to basic and diluted net income (loss) per share attributable to common stockholders of $(0.03) for the second quarter of 2012.

Non-GAAP Net Income (Loss) Per Common Share: For the second quarter of 2013, non-GAAP net income (loss) per common share basic and diluted was $0.02, compared to non-GAAP net income (loss) per common share basic and diluted of $(0.01) for the second quarter of 2012.

Other Business Metrics: As of June 30, 2013, Millennial Media reached over 450 million monthly unique users globally, including approximately 160 million monthly unique users in the United States alone. As of June 30, 2013, more than 45,000 apps were enabled by mobile app developers to operate on Millennial Media’s platform, and there were more than 450 million proprietary, anonymous user profiles developed.

“We had a solid growth quarter in 2Q with good showing in international and brand advertising,” said Paul Palmieri, Millennial Media’s President and CEO. “We had strong margins during the quarter with increased platform usage by some of the largest brand advertisers in the world. We are also very pleased to announce our acquisition of Jumptap and look forward to bringing our integrated capabilities to the global mobile advertising market.”

Outlook

Millennial Media will discuss its combined guidance on its earnings call this afternoon and it is summarized in a presentation available on the Investor Relations page of the Millennial Media website at http://investors.millennialmedia.com.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), Millennial Media reports adjusted EBITDA and non-GAAP net income (loss) per common share basic and diluted, which are non-GAAP financial measures.  We define adjusted EBITDA as net income (loss) before interest, income taxes, depreciation, amortization, non-cash stock-based compensation and expenses related to acquisitions, such as costs for services of lawyers, investment bankers, accountants, and other third parties and accrual of retention payments that represent contingent compensation to be recognized as expense over a requisite service period.  We define non-GAAP net income (loss) per common share as adjusted EBITDA divided by diluted weighted average common shares outstanding.  The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons.  The Company believes that these measures provide useful information about operating results, enhances the overall understanding of past financial performance and future prospects, and allows for greater transparency with respect to key metrics used by management in its financial and operational decision making.  Non-GAAP financial measures should be considered in addition to results and guidance prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.  The non-GAAP financial measures included in this press release have been reconciled to the nearest GAAP measure in the table following the financial statements attached to this press release.

Second Quarter 2013 Financial Results Conference Call: Millennial Media will host a conference call today at 5:00 p.m. ET to discuss its second quarter 2013 financial results, developments in its business including the proposed acquisition of Jumptap and the Company’s expectations for the third quarter and full year 2013.  A live webcast of the event will be available on the Investor Relations page of the Millennial Media website at http://investors.millennialmedia.com. A live domestic dial-in is available at 800-237-9752 (U.S.) or 617-847-8706 (international) using passcode 37339193.  If you are unable to listen to the live conference call, a replay will be available through August 20, 2013, and can be accessed by dialing 888-286-8010 (U.S.) or 617-801-6888 (international) using passcode 52607453. An archived version of the webcast will also be available at http://investors.millennialmedia.com.

About Millennial Media

Millennial Media is the leading independent mobile advertising and data platform. Our technology, tools and services help app developers and mobile website publishers maximize their advertising revenue, acquire users and gain audience insights. Our platform also enables us to offer advertisers powerful Mobile Audience Solutions (MAS) that utilize our significant scale, sophisticated targeting and uniquely engaging creative capabilities to deliver meaningful results.

Forward-Looking Statements

The statements in this press release that are not historical facts constitute “forward-looking statements” that involve risks and uncertainties and are made pursuant to the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include expectations regarding financial results for the third quarter and full year of 2013. The achievement or success of the matters covered by such forward-looking statements involve risks, uncertainties and assumptions, and if any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make. These risks and uncertainties include, but are not limited to, risks associated with our ability to expand our developer and advertiser base, keep pace with technological and market developments and remain competitive against larger companies in our industry as well as potential new entrants into our markets. Further information on these and other factors that could affect our results is included in our Quarterly Report on Form 10-Q that will be filed for the quarter ended June 30, 2013 and other filings we make with the Securities and Exchange Commission from time to time. These documents are available on the ‘SEC Filings’ section of the Investor Relations page of our website at http://investors.millennialmedia.com.

The statements made in this release are based on information available to us as of the date of this release, and we assume no obligation and do not intend to update these forward-looking statements, except as required by law.

Additional Information about the Proposed Acquisition and Where You Can Find It

Millennial plans to file a proxy statement with the Securities and Exchange Commission (the “SEC”) relating to a solicitation of proxies from its stockholders in connection with a special meeting of stockholders of Millennial to be held for the purpose of voting on the issuance of the shares of Millennial common stock to be issued in connection with the proposed acquisition (the “Shares”).  BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE ISSUANCE OF THE SHARES CONTEMPLATED BY THE PROPOSED ACQUISITION, MILLENNIAL SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

The proxy statement and other relevant materials, and any other documents filed by Millennial with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, stockholders of Millennial may obtain free copies of the documents filed with the SEC by contacting Millennial’s Investor Relations department at (410) 522-8705, or Investor Relations, Millennial Media, Inc., 2400 Boston Street, Suite 201, Baltimore, Maryland  21224.  You may also read and copy any reports, statements and other information filed by Millennial with the SEC at the SEC public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Interests of Certain Participants in the Solicitation

Millennial and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Millennial in favor of the proposed transaction. A list of the names of Millennial’s executive officers and directors, and a description of their respective interests in Millennial, are set forth in the proxy statement for Millennial’s 2013 Annual Meeting of Stockholders, which was filed with the SEC on April 30, 2013, and in any documents subsequently filed by its directors and executive officers under the Securities and Exchange Act of 1934, as amended.

If and to the extent that executive officers or directors of Millennial will receive any additional benefits in connection with the proposed transaction that are unknown as of the date of this filing, the details of such benefits will be described in the proxy statement and security holders may obtain additional information regarding the interests of Millennial’s executive officers and directors in the proposed transaction by reading the proxy statement when it becomes available.

Exhibit 99.1

Millennial Media, Inc.

Consolidated Balance Sheets

(in thousands, except share and per share data)

	June 30,	December 31,
	2013	2012
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$122,635	$137,439
Accounts receivable, net of allowances of $3,385 and $2,673 as of June 30, 2013 and December 31, 2012, respectively	57,073	59,179
Prepaid expenses and other current assets	3,319	1,966
Total current assets	183,027	198,584

Long-term assets:
Property and equipment, net	7,846	6,850
Goodwill	11,111	1,348
Intangible assets, net	2,777	913
Other assets	736	754
Total long-term assets	22,470	9,865
Total assets	$205,497	$208,449

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$3,780	$3,788
Accrued cost of revenue	32,986	34,430
Accrued payroll and payroll related expenses	5,064	6,038
Deferred revenue	498	169
Total current liabilities	42,328	44,425

Other long-term liabilities	500	243
Total liabilities	42,828	44,668

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized, no shares issued and outstanding as of June 30, 2013 and December 31, 2012	—	—
Common stock, $0.001 par value, 250,000,000 shares authorized, 81,274,675 and 79,182,913 shares issued and outstanding as of June 30, 2013 and December 31, 2012, respectively	81	79
Additional paid-in capital	219,583	213,823
Accumulated other comprehensive loss	(145)	(78)
Accumulated deficit	(56,850)	(50,043)
Total stockholders’ equity	162,669	163,781
Total liabilities and stockholders’ equity	$205,497	$208,449

Millennial Media, Inc.

Unaudited Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Revenue	$57,009	$39,411	$106,447	$72,342
Cost of revenue	32,824	23,761	61,698	43,677
Gross profit	24,185	15,650	44,749	28,665
Operating expenses:
Sales and marketing	8,351	5,992	16,493	10,638
Technology and development	4,071	2,769	8,264	5,417
General and administrative	14,785	9,228	26,742	17,939
Total operating expenses	27,207	17,989	51,499	33,994
Loss from operations	(3,022)	(2,339)	(6,750)	(5,329)
Other income (expense)
Interest expense	(10)	(17)	(21)	(37)
Other income (expense)	—	123	—	(834)
Total other income (expense)	(10)	106	(21)	(871)
Loss before income taxes	(3,032)	(2,233)	(6,771)	(6,200)
Income tax expense	(21)	(5)	(36)	(10)
Net loss	(3,053)	(2,238)	(6,807)	(6,210)
Accretion of dividends on redeemable convertible preferred stock	—	—	—	(1,328)
Net loss attributable to common stockholders	$(3,053)	$(2,238)	$(6,807)	$(7,538)

Net loss per share:
Basic and diluted	$(0.04)	$(0.03)	$(0.09)	$(0.17)

Weighted average common shares outstanding:
Basic and diluted	79,553	73,033	79,237	44,860

Stock-based compensation expense included above:
Sales and marketing	$227	$78	$446	$124
Technology and development	472	468	1,327	852
General and administrative	2,806	418	3,389	1,071

Millennial Media, Inc.

Reconciliation of GAAP net loss to non-GAAP Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Net loss	$(3,053)	$(2,238)	$(6,807)	$(6,210)
Adjustments:
Interest expense, net	10	17	21	37
Income tax expense	21	5	36	10
Depreciation and amortization expense	1,061	521	2,002	962
Acquisition-related expense*	120	—	481	—
Deferred compensation	250	—	250	—
Stock-based compensation expense	3,505	964	5,162	2,047
Total net adjustments	4,967	1,507	7,952	3,056
Adjusted EBITDA	$1,914	$(731)	$1,145	$(3,154)

Reconciliation of GAAP net loss per share attributable to common stockholders to non-GAAP net income (loss) per common share

	Three Months Ended June 30,		Six Months Ended June 30,
	2013**	2012	2013**	2012
Net loss per share attributable to common stockholders	$(0.04)	$(0.03)	$(0.09)	$(0.17)
Adjustments:
Accretion of dividends on redeemable convertible preferred stock	—	—	—	0.03
Depreciation and amortization expense	0.01	0.01	0.02	0.02
Stock-based compensation expense	0.05	0.01	0.07	0.05
Acquisition-related expenses*	0.00	—	0.01	—
Total net adjustments	0.06	0.02	0.10	0.10
Diluted non-GAAP net income (loss) per share	$0.02	$(0.01)	$0.01	$(0.07)

* Includes costs for services of lawyers, investment bankers, accountants, and other third parties and accrual of retention payments that represent contingent compensation to be recognized as expense over a requisite service period.

**For the three and six months ended June 30, 2013, diluted non-GAAP net income (loss) per share is calculated using diluted weighted average common shares outstanding of 83,192 and 83,247, respectively (in thousands). Diluted shares were calculated using the weighted-average number of shares of common stock plus the potential dilutive effects of stock options, unvested restricted common stock awards and RSUs.